Filed Pursuant to Rule 424(b)(3)

Registration No. 333-286672

PROSPECTUS

Up to 3,603,745 American Depositary Shares representing 7,207,490 Ordinary Shares

BRAINSWAY LTD.

This prospectus relates to the offer and sale from time to time by the selling shareholder named in this prospectus of up to an aggregate of 3,603,745 of our American Depositary Shares (the “Offered ADSs”), with each American Depositary Share (“ADS”) representing two of our ordinary shares, NIS 0.04 par value per share (the “Ordinary Shares”), or 7,207,490 Ordinary Shares in the aggregate. The Offered ADSs consist of (i) 2,103,745 ADSs, representing 4,207,490 Ordinary Shares, that were issued pursuant to a securities purchase agreement (the “Purchase Agreement”), dated as of September 29, 2024, between us and the selling shareholder and (ii) 1,500,000 ADSs, representing 3,000,000 Ordinary Shares, issuable upon the exercise of a warrant (the “Warrant”) that was issued in connection with the Purchase Agreement.

We are required to register these securities for resale pursuant to a registration rights agreement entered into between us and the selling shareholder on September 29, 2024, as amended on November 5, 2024 (the “Registration Rights Agreement”). Our registration of the securities covered by this prospectus does not mean that the selling shareholder will offer or sell any of the securities registered hereby.

We will not receive proceeds from any sales of the Offered ADSs by the selling shareholder. However, we will receive the exercise price upon any exercise of the Warrant, to the extent exercised on a cash basis. Any ADSs subject to resale hereunder will have been issued by us and acquired by the selling shareholder prior to any resale of such shares pursuant to this prospectus.

The selling shareholder named in this prospectus and any of its pledgees, assignees and successors-in-interest, may offer or resell the Offered ADSs from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholder will bear all commissions and discounts, if any, attributable to the sale of the Offered ADSs. We will bear all costs, expenses and fees in connection with the registration of the Ordinary Shares and the Offered ADSs. For additional information on the methods of sale that may be used by the selling shareholder, see “Plan of Distribution” beginning on page 15 of this prospectus.

Our Ordinary Shares are traded on the Tel Aviv Stock Exchange (the “TASE”), and the ADSs are traded on the Nasdaq Global Market under the symbol “BWAY.” The last reported sale price for the ADSs on April 29, 2025 as quoted on the Nasdaq Global Market was $8.89 per ADS, and the last reported sale price for our Ordinary Shares on April 29, 2025 as quoted on the TASE was NIS 16.50 per Ordinary Share, or $4.55 per Ordinary Share (based on the exchange rate reported by the Bank of Israel for such date).

We are a “foreign private issuer” under applicable Securities and Exchange Commission (“SEC”) rules, and will be subject to reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being a Foreign Private Issuer.”

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 4 and the “Risk Factors” in “Item 3: Key Information- Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus, any applicable prospectus supplement and in any free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the other documents incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2025.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act. Under this process, the selling shareholder may offer and sell the securities covered by this prospectus from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

Each time the selling shareholder sells securities under this prospectus, we will, if necessary or required by law or the Registration Rights Agreement, provide a prospectus supplement to this prospectus that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. You should read this prospectus, any applicable prospectus supplement and any free writing prospectus and the documents incorporated by reference into this prospectus and any applicable prospectus supplement, together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement and any free writing prospectus. Neither we nor the selling shareholder have authorized anyone to provide you with any information other than that contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We and the selling shareholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer by the selling shareholder to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: Neither we nor the selling shareholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”

This prospectus incorporates by reference, and any applicable prospectus supplement or free writing prospectus may contain and incorporate by reference, industry, statistical and market data from our own internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified statistical, market and industry data from third-party sources. While we believe our internal company research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source.

Unless the context indicates otherwise, the term “selling shareholder” as used in this prospectus means the selling shareholder referred to in this prospectus and its transferees, pledgees, donees, assignees and other successors-in-interest.

i

  Unless the context indicates otherwise, as used in this prospectus, the terms “BrainsWay,” “we,” “us,” “our,” the “Company” and similar designations refer to BrainsWay Ltd., a limited liability company incorporated under the laws of the State of Israel, and its consolidated subsidiaries.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners. Use or display by us of trademarks, service marks or trade names owned by others is not intended to and does not imply a relationship between us and, or endorsement or sponsorship by, the owners of the trademarks, service marks or trade names.

ii

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference into this prospectus and does not contain all the information you should consider before investing in our securities. You should carefully read the prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

BRAINSWAY LTD.

Overview

We are a global leader in advanced noninvasive neurostimulation treatments for mental health disorders. We are boldly advancing neuroscience with our proprietary Deep Transcranial Magnetic Stimulation (Deep TMS™) platform technology to improve health and transform lives. We are dedicated to leading through superior science and building on what we believe to be an unparalleled body of clinical evidence. We are the first and only TMS company to be cleared by the FDA for three separate mental health condition indications based on clinically proven efficacy as demonstrated in pivotal randomized placebo-controlled studies. Current indications include major depressive disorder (MDD), including reduction of comorbid anxiety symptoms, commonly referred to as anxious depression, obsessive-compulsive disorder (OCD), and smoking addiction. We have also received CE Mark for a variety of psychiatric and neurological indications. We are focused on increasing global awareness of, and broad access to, Deep TMS. Deep TMS uses magnetic pulses to stimulate neurons and consequently modulates the physiological activity of the brain. Our technology can either increase brain activity in neuronal networks which are hypoactive, or alternatively decrease brain activity in neuronal networks which are hypoactive. Our proprietary electromagnetic coils, which we refer to as H-Coils, are designed to safely stimulate deep and broad brain regions, which we believe provides an advantage over other available TMS products, which we refer to collectively as Traditional TMS, that generally use a “figure 8” design. In the United States, we sell our Deep TMS system for the treatment of MDD (including reduction of comorbid anxiety symptoms, commonly referred to as anxious depression), OCD and smoking addictions. We believe that our Deep TMS technology has the potential to be safe and effective for the treatment of a wide range of additional psychiatric, neurological, and addiction disorders. Additional clinical trials of Deep TMS in various psychiatric, neurological, and addiction disorders are underway or planned.

Our first commercial H1 Coil Deep TMS product received clearance from the FDA in 2013 for the treatment of MDD in adult patients who have failed to achieve satisfactory improvement from anti-depressant medication in the current episode. Our Deep TMS system for MDD is currently marketed to and installed at psychiatrists’ offices and other facilities principally in the United States and in certain other countries throughout the world. In addition, our second Deep TMS commercial product received FDA marketing authorization in August 2018 as an adjunct therapy for adult patients suffering from OCD, and we currently market this product to the same general clientele as our MDD systems. Furthermore, our third Deep TMS commercial product received FDA marketing authorization in August 2020 as a short-term therapy for smoking addiction. Moreover, in August 2021, we received 510(k) clearance from the FDA for our Deep TMS for its use for the reduction of comorbid anxiety symptoms in adult patients with depression. In August 2022, we received 510(k) clearance from the FDA for the use of our H7 Coil to treat MDD (including anxious depression). In 2024, we received FDA clearance for an expansion of our existing MDD clearance allowing for the treatment of patients within the 69-86 age range suffering from late life depression. Our sales and marketing efforts are currently focused in the United States, where we generated approximately 81% of our revenues in the year ended December 31, 2024.

We believe that Deep TMS represents a platform technology that provides for an opportunity to develop additional Deep TMS products for a variety of psychiatric, neurological, and addiction disorders. We are planning clinical trials for other indications, including neurological and/or addiction disorders.

Our current customers are principally doctors, hospitals, and medical centers in the field of psychiatry. Treatment with Deep TMS is typically performed as an office-based procedure using our Deep TMS system, which consists of our proprietary H-Coil helmet, as well as several other components, including a stimulator, cooling system, positioning arm and an operator interface. A course of treatment for MDD typically requires 20 treatment sessions (five times a week over a period of four weeks) and thereafter up to 24 additional maintenance-continuation sessions (twice weekly over a period of up to 12 weeks). The standard Deep TMS treatment protocol for OCD requires 29 treatment sessions over six weeks. A course of treatment for smoking addiction typically requires 18 treatment sessions, comprised of treatment five times a week over a period of three weeks, followed by treatment once per week for an additional three weeks. Each standard MDD, OCD or smoking addiction session lasts 20 minutes, 19 minutes, and 18 minutes, respectively. For Deep TMS for MDD, the FDA has also cleared a 3 minute “Theta Burst” treatment protocol. Patients may experience some discomfort during treatment and must use earplugs to reduce exposure to the loud sounds produced by the device. The treatment requires no anesthesia, hospitalization or sedation and no systemic side effects are associated with this therapy.

1

In the United States, we sell or lease Deep TMS systems by one of the following two methods: (i) a fixed-fee lease model in which the Deep TMS system is leased to a customer for a fixed annual fee, generally with a term of between 48 and 60 months, for unlimited use; and (ii) a sales or purchase model in which the Deep TMS system is sold to the customer for a fixed purchase price. Additional potential revenues may be derived from extended warranty fees paid for the system for service coverage beyond the standard included warranty period, and from variable or usage fees based on the number of treatments performed with the system. We are also able to leverage our platform technology, which includes the ability to treat multiple indications using different H-Coil helmets, to facilitate transactions utilizing combined pricing models often involving a single system with one or more add-on helmets. These flexible offerings are designed to facilitate market penetration by addressing the differing clinical needs and risk tolerance among our customer base. We commercialize Deep TMS for OCD based generally on either the sale model, or as part of a fixed-fee lease model together with our MDD system. Following our receipt of FDA clearance for smoking addiction, we completed controlled and limited market releases of our system for this indication, and are currently in the process of a clinical data collection effort to facilitate a long term commercial plan for this product.

PIPE Investment

On November 5, 2024, we issued to the selling shareholder in a private placement offering, an aggregate of 2,103,745 ADSs, representing 4,207,490 Ordinary Shares, at a purchase price of US$9.50686 per ADS, and a Warrant to purchase up to an additional 1,500,000 ADSs, representing up to 3,000,000 Ordinary Shares, pursuant to the Purchase Agreement (the “PIPE Investment”). The Warrant has an exercise price of US$9.50686 per ADS (the “Exercise Price”), became exercisable immediately upon issuance thereof at the closing of the PIPE Investment and will expire 18 months from the date of issuance (the “Exercise Period”), provided, however, that during the Exercise Period, if the ADS closing price for any thirty (30) consecutive trading days exceeds the Exercise Price by 40% or more, the holder of the Warrant shall be required to fully exercise the Warrant in accordance with its terms within five (5) trading days.

The issuance of the securities in the PIPE Investment was exempt from the registration requirements of the Securities Act pursuant to an exemption provided by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering. Pursuant to the Registration Rights Agreement, we agreed, among other things, to file this registration statement with the SEC within three (3) business days of the filing of our Annual Report on Form 20-F for the fiscal year ended December 31, 2024.

We are registering the resale by the selling shareholder of the above-referenced securities in order to permit the selling shareholder to offer such securities for resale from time to time pursuant to this prospectus. The selling shareholder may also sell, transfer or otherwise dispose of all or a portion of such securities in transactions exempt from the registration requirements of the Securities Act, or pursuant to another effective registration statement covering those.

Implications of Being a Foreign Private Issuer

We report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. As long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including: (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

2

Corporate Information

Our principal executive offices are located at 16 Hartum Street, RAD Tower, 14th Floor, Har HaHotzvim, Jerusalem, 9777516, Israel and our telephone number is +972(2)582-4030. Our website address is http://www.BrainsWay.com. The information on our website does not constitute part of, and is not incorporated by reference into, this prospectus. Our registered agent in the United States is BrainsWay USA, Inc. The address of BrainsWay USA, Inc. is 95 Washington Street, Suite 104-323, Canton, MA 02021.

3

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. You should carefully consider the risk factors discussed below and under the caption “Item 3: Key Information - Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2024, and in any other filings we make with the SEC subsequent to the date of this prospectus, each of which are incorporated herein by reference, and in any supplement to this prospectus or free writing prospectus, before making your investment decision. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our Ordinary Shares (directly or in the form of ADSs) to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

Sales of the ADSs or Ordinary Shares by the selling shareholder, or the perception that they may occur, could cause the market price of the ADSs or Ordinary Shares to decline.

As of March 31, 2025, the selling shareholder, which represents our largest shareholder, beneficially owned through its ownership of the Offered ADSs 17.69% of our outstanding Ordinary Shares. We cannot predict if and when the selling shareholder may sell such securities in the public market.

The resale of all or a substantial portion of such ADSs and/or underlying Ordinary Shares held by the selling shareholder in the public market, or the perception that these sales might occur, could cause the market price of the ADSs on the Nasdaq Global Market and the Ordinary Shares on the TASE, respectively, to decline or become more volatile, and could make it more difficult for us to sell our share capital in the future at a time and upon terms that we deem appropriate. Further, any exercise of the Warrant by the selling shareholder into ADSs would dilute the current holders of our securities.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any applicable prospectus supplement may include, forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In addition, certain sections of this prospectus and the information incorporated by reference herein contain information obtained from independent industry and other sources that we have not independently verified. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Our ability to predict our operating and other results or the effects of various events on our future results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” on page 4  of this prospectus and certain other matters discussed in this prospectus and the information incorporated by reference herein. Such factors and many other factors beyond our control could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

4

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	market perception and acceptance of Deep TMS™ technology and patient satisfaction with the effectiveness and benefits of Deep TMS;

•	availability of reimbursement from third-party payors, including insurance companies and Medicare;

•	the adequacy of our existing capital to meet our future capital requirements;

•	our ability to commercialize Deep TMS, including internationally, by ourselves or through third-party distributors;

•	our ability to develop enhancements to our Deep TMS system through our research and development efforts;

•	our reliance on third parties to conduct our clinical trials and manufacture our product candidates for clinical testing;

•	our ability to complete and obtain favorable results from existing clinical trials, and to launch and successfully complete new clinical trials, for Deep TMS indications;

•	our ability to obtain and comply with regulatory approvals of Deep TMS and enhancements to our Deep TMS system within our anticipated timeframes, or at all;

•	our ability to obtain and maintain adequate protection of our intellectual property, including intellectual property licensed to us;

•	our ability to operate within the changing market conditions caused by geopolitical instability, wars, economic downturns, disrupted supply chains and global pandemics; and

•	other factors discussed in our publicly available filings, including information set forth under the caption “Item 3: Key Information - Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2024.

We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements.

5

CAPITALIZATION

The table below sets forth our capitalization as of December 31, 2024. The financial data in the following table should be read in conjunction with our financial statements and notes thereto incorporated by reference herein.

As of December 31, 2024
(in USD thousands)

Total liabilities(1)	$32,003
Share Capital	413
Share Premium	157,597
Share-based payment reserve	4,872
Adjustments arising from translating financial statements from functional currency to presentation currency	(2,188)
Accumulated deficit	(98,381)
Total equity	62,313
Total capitalization	$94,316

(1)	Includes $14,973 under current liabilities, mainly accounts payable, accrued expenses, employee and payroll accruals, deferred revenues and liability in respect of research and development grants.

6

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Offered ADSs by the selling shareholder pursuant to this prospectus and any applicable prospectus supplement. All net proceeds from the sale of the Offered ADSs covered by this prospectus and any applicable prospectus supplement will go to the selling shareholder. The selling shareholder will pay any underwriting fees, discounts, selling commissions, and expenses incurred by the selling shareholder in disposing of the Offered ADSs. We will bear all other costs, fees and expenses incurred in effecting the registration of the Offered ADSs covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

The Warrant to purchase 1,500,000 ADSs may be exercised, in whole or in part, by the selling shareholder at any time during the Exercise Period by paying the Exercise Price in cash or by means of a “cashless exercise” according to the formula set forth in the Warrant. To the extent the Warrant is exercised for cash in full, the proceeds to us would be approximately $14,260,290.

We intend to use the proceeds from the exercise of the Warrant for cash, if any, for working capital, research and development and general corporate purposes.

7

DESCRIPTION OF ORDINARY SHARES

Our authorized share capital currently consists of 120,000,000 Ordinary Shares, par value NIS 0.04 per share, of which 37,626,427 shares were issued and outstanding as of December 31, 2024.

All of our outstanding Ordinary Shares are and will be validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and do not have any preemptive rights.

As of December 31, 2024, there were outstanding options to purchase an aggregate of approximately 5,626,113 of our Ordinary Shares, with a weighted-average exercise price of $2.93 per Ordinary Share, and approximately 428,452 restricted share units. There are an additional 952,362 Ordinary Shares reserved for future issuance under our Share Incentive Plan.

Transfer of Shares. Fully paid Ordinary Shares are issued in registered form and may be freely transferred pursuant to our articles of association unless that transfer is restricted or prohibited by another instrument. There are no Israeli laws and regulations that impose limitations on the rights to own securities, including the rights of non-resident or foreign shareholders to hold or exercise voting rights on the securities imposed by foreign law or by the charter or other constituent document of the Company.

Shareholders Meetings. Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All general meetings other than the annual meeting of shareholders are referred to in our articles of association as special meetings. In accordance with our articles of association and the Israeli Companies Law, our board of directors may call special meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Israeli Companies Law and regulations promulgated thereunder provide that our board of directors is required to convene a special meeting upon the written request of (i) any two of our directors or one-quarter of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 10% or more of our outstanding issued shares and 1% or more of our outstanding voting power or (b) 10% or more of our outstanding voting power. This is different from the Delaware General Corporation Law, or the DGCL, which allows such right of shareholders to be denied by a provision in a company’s certificate of incorporation.

Under Israeli law, one or more shareholders holding at least 5% of the voting rights at a general meeting of shareholders may request that our board of directors include a proposal that relates to the election or removal of a director in the agenda of a general meeting of shareholders to be convened in the future. One or more shareholders holding at least 1% of the voting rights at the general meeting may request that the board of directors include a matter in the agenda of a general meeting to be convened in the future, provided that it is appropriate to discuss such any other matter at the general meeting.

Subject to the provisions of the Israeli Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may generally be between four and forty days prior to the date of the meeting. Furthermore, the Israeli Companies Law requires, inter alia, that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our articles of association;

●	appointment or termination of our auditors;

●	appointment of external directors (if applicable);

●	approval of certain related party transactions;

●	increases or reductions of our authorized share capital;

●	mergers; and

●	the exercise of our board of director’s powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

8

The Company shall give notice of a general meeting only to the shareholders registered in the registry, whose address is in Israel. Our articles of association, in accordance with the provisions of the Israeli Companies Law requires that a notice of any annual general meeting or special general meeting be published at least 14 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, or as otherwise required under applicable law, notice must be published at least 35 days prior to the meeting. Under the Israeli Companies Law, shareholders of a public company are not permitted to take action by written consent in lieu of a meeting.

Election of Directors. Our Ordinary Shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors. Under our articles of association, our board of directors must consist of not less than four (4) but no more than eight (8) directors, including the designee(s) of the selling shareholder (who has the right to designate (i) one nominee to the board of directors so long as the selling shareholder holds, directly or indirectly, together with its affiliates, 10% of our issued and outstanding share capital or (ii) two nominees to the board of directors so long as the selling shareholder holds, directly or indirectly, together with its affiliates, 20% of our issued and outstanding share capital), but not including any external directors required to be appointed by the Israel Companies Law and not including up to two (2) additional directors which may be appointed by our board of directors whose term of office would expire on the next following annual meeting of shareholders after their appointment, provided that they may be reappointed by the board of directors for one additional term of office, provided that they may be reappointed at the annual meeting. Each appointed director, other than external directors, if any, shall serve as a member of our board of directors until the next annual general meeting. The term of a director shall terminate at the next annual general meeting, unless he or she is reelected at the annual general meeting. Pursuant to our articles of association, the vote required to appoint a director is a simple majority vote of holders of our voting shares participating and voting at the relevant meeting.

Dividend and Liquidation Rights. Our profits, in respect of which a resolution was passed to distribute them as a dividend or bonus shares, are to be paid pro rata to the amount paid or credited as paid on account of the nominal value of shares held by the shareholders. In the event of our liquidation, the liquidator may, with the general meeting’s approval, distribute parts of our property in specie pro rata to the amount paid or credited as paid on account of the nominal value of shares held by the shareholders and he may, with similar approval, deposit any part of our property with trustees in favor of the shareholders as the liquidator, with the approval mentioned above deems fit.

Voting, Shareholders’ Meetings and Resolutions. Our articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Israeli Companies Law. The Ordinary Shares all have equal voting rights.

Under the Israeli Companies Law, certain transactions with controlling shareholders and approvals in connection with compensation terms of the directors and certain officers require, among other approvals, the approval of the shareholders by a special majority. For more information see “Item 6. Directors, Senior Management and Employees – C. Board Practices” in our annual report on Form 20-F. Under our articles of association, any change to the rights and privileges of the holders of any class of our shares requires a simple majority of the class so affected. Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Israeli Companies Law, which requires the approval of holders of 75% of the voting rights represented at the meeting, in person, by proxy or by voting deed and voting on the resolution.

Allotment of Shares. Our board of directors generally has the power to allot or to issue shares to any person, with restrictions and conditions as it deems fit.

Acquisitions under Israeli Law

Special Tender Offer

The Israeli Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of at least 25% of the voting rights in the company. This rule does not apply if there is already another holder of at least 25% of the voting rights in the company.

9

Similarly, the Israeli Companies Law provides that an acquisition of shares of a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company.

These requirements do not apply if the acquisition (i) occurs in the context of a private offering, on the condition that the shareholders meeting approved the acquisition as a private offering whose purpose is to give the acquirer at least 25% of the voting rights in the company if there is no person who holds at least 25% of the voting rights in the company, or as a private offering whose purpose is to give the acquirer 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company; (ii) was from a shareholder holding at least 25% of the voting rights in the company and resulted in the acquirer becoming a holder of at least 25% of the voting rights in the company; or (iii) was from a holder of more than 45% of the voting rights in the company and resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company.

The special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the special tender offer is accepted by a majority of the votes of those offerees who gave notice of their position in respect of the offer; in counting the votes of offerees, the votes of a holder in control of the offeror, a person who has personal interest in acceptance of the special tender offer, a holder of at least 25% of the voting rights in the company, or any person acting on their or on the offeror’s behalf, including their relatives or companies under their control, are not taken into account.

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer or must abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention.

An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages resulting from his acts, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer was accepted by a majority of the shareholders who announced their stand on such offer, then shareholders who did not respond to the special offer or had objected to the special tender offer may accept the offer within four days of the last day set for the acceptance of the offer. In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it and any corporation controlled by them must refrain from making a subsequent tender offer for the purchase of shares of the target company and may not execute a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Full Tender Offer

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the issued and outstanding share capital of the company or of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the same class for the purchase of all of the issued and outstanding shares of the same class.

If the shareholders who do not respond to or accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class of the shares, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. A tender offer will also be deemed to be accepted if the shareholders who do not accept it hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of the shares.

10

Upon completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition the Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may determine in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above, as long as, among other things, the offeror and the company disclosed the information required by law in connection with the full tender offer.

If the full tender offer was not accepted in accordance with any of the above alternatives, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Shares purchased in contradiction to the special or full tender offer rules under the Israeli Companies Law will have no rights and will become dormant shares.

Merger

The Israeli Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Israeli Companies Law are met, a simple majority of the outstanding shares of each party to the merger that are represented and voting on the merger.

The board of directors of a merging company is required pursuant to the Israeli Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that, as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, taking into account the financial condition of the merging companies. If the board of directors has determined that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

In the event that shares of the target company are held by the acquiring company or by a person holding 25% or more of any type of controlling means of the acquiring company, the merger will not be approved if a majority of the shareholders of the target company attending and voting at the meeting at which the merger is considered (without taking into account, for that purpose, the shares held by the acquiring company or by a person holding 25% or more of any type of controlling means of the acquiring company) object to and do not vote in favor of the merger. If a person holds 25% or more of any type of controlling means of more than one merging company, the same provisions shall apply with regard to the shareholders’ vote with respect to each such company. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if the court concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the target company’s obligations. Furthermore, a merger may not close unless at least 30 days have passed from the time that the general meeting of each of the merging companies was held and at least 50 days have passed from the date on which the merger proposal was sent to the Israeli Registrar of Companies.

Anti-takeover Measures

The Israeli Companies Law allows us to create and issue shares having rights different from those attached to our Ordinary Shares, including shares providing certain preferred or additional rights to voting, distributions or other matters and shares having preemptive rights. We do not have any authorized or issued shares other than Ordinary Shares. In the future, if we do create and issue a class of shares other than Ordinary Shares, such class of shares, depending on the specific rights that may be attached to them, may delay or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their Ordinary Shares. The authorization of a new class of shares will require an amendment to our articles of association which requires the prior approval of a majority of the shares represented and voting at a general meeting.

11

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

A description of the ADSs, each of which represents two of our Ordinary Shares, can be found in Item 12.D. and Exhibit 2.3 to our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 21, 2025.

12

SELLING SHAREHOLDER

PIPE Investment

On November 5, 2024, we issued to Valor BrainsWay Holdings, LLC (“Valor BrainsWay” or the “selling shareholder”) an aggregate of 2,103,745 ADSs, representing 4,207,490 Ordinary Shares, at a purchase price of US$9.50686 per ADS, and a Warrant to purchase up to an additional 1,500,000 ADSs, representing up to 3,000,000 Ordinary Shares, pursuant to the Purchase Agreement. The Warrant has an Exercise Price of US$9.50686 per ADS, became exercisable immediately upon issuance thereof at the closing of the PIPE Investment and will expire 18 months from the date of issuance, provided, however, that during such 18-month period, if the ADS closing price for any thirty (30) consecutive trading days exceeds the Exercise Price by 40% or more, the holder of the Warrant shall be required to fully exercise the Warrant in accordance with its terms within five (5) trading days. The last reported sale price for the ADSs on April 21, 2025, as quoted on the Nasdaq Global Market, was $7.86 per ADS.

The issuance of the securities in the PIPE Investment was exempt from the registration requirements of the Securities Act pursuant to an exemption provided by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering. Pursuant to the Registration Rights Agreement, we agreed, among other things, to file a registration statement with the SEC for purposes of registering the resale of the Offered ADSs within three (3) business days of the filing of our Annual Report on Form 20-F for the fiscal year ended December 31, 2024.

We are registering the resale by the selling shareholder of the above-referenced securities in order to permit the selling shareholder to offer such securities for resale from time to time pursuant to this prospectus. The selling shareholder may also sell, transfer or otherwise dispose of all or a portion of such securities in transactions exempt from the registration requirements of the Securities Act, or pursuant to another effective registration statement covering those.

Relationships with the Selling Shareholder

Except for the PIPE Investment and Mr. Jonathan Shulkin’s service on our board of directors as the Valor BrainsWay designee in connection with its PIPE Investment, Valor BrainsWay has not had any material relationship with us within the past three years.

Information About Selling Shareholder Offering

The Ordinary Shares represented by the Offered ADSs being offered by the selling shareholder are those issued in, or issuable in connection with, the PIPE Investment described above. We are registering the Offered ADSs in order to permit the selling shareholder to offer the Offered ADSs and underlying Ordinary Shares for resale from time to time.

Throughout this prospectus, when we refer to the Offered ADSs being registered on behalf of the selling shareholder, we are referring to the (i) 2,103,745 ADSs issued to the selling shareholder and (ii) up to 1,500,000 ADSs issuable upon exercise of the Warrant issued to the selling shareholder in the PIPE Investment, and when we refer to the selling shareholder in this prospectus we are referring to the selling shareholder identified below, and, as applicable, permitted transferees or other successors-in-interest of the selling shareholder that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The table below provides information regarding the beneficial ownership of the Ordinary Shares represented by the Offered ADSs by the selling shareholder. The second column lists the number of Ordinary Shares represented by the Offered ADSs beneficially owned by the selling shareholder, based on its beneficial ownership of the Offered ADSs, as of March 31, 2025, assuming the exercise in full of the Warrant held by the selling shareholder on that date. The fourth column lists the maximum number of Ordinary Shares represented by the Offered ADSs being offered in this prospectus by the selling shareholder, including those issuable upon exercise in cash and in full of the Warrant. The fifth and sixth columns list the number of Ordinary Shares represented by the Offered ADSs owned after the offering and the percentage of outstanding Ordinary Shares, assuming in both cases the exercise in full of the Warrant held by the selling shareholder and the sale of all of the Ordinary Shares represented by the Offered ADSs offered by the selling shareholder pursuant to this prospectus.

13

The selling shareholder may sell some, all or none of its Offered ADSs. We do not know when or whether the selling shareholder will exercise its Warrant nor do we know how long the selling shareholder will hold its Offered ADSs (including any ADSs acquired upon exercise of the Warrant) before selling them, if at all, or whether the selling shareholder may choose to surrender all or a portion of the Offered ADSs for Ordinary Shares. Except as stated above, we currently have no agreements, arrangements or understandings with the selling shareholder regarding the exercise of the Warrant, or the sale or other disposition of any of the Offered ADSs. The Offered ADSs covered hereby may be offered from time to time by the selling shareholder.

Unless otherwise indicated, all information contained in the table below and the footnotes thereto is based upon information provided to us by the selling shareholder. The percentage of shares owned prior to and after the offering is based on 37,738,456 of our Ordinary Shares outstanding as of March 31, 2025. Unless otherwise indicated in the footnotes to this table, we believe that the selling shareholder has sole voting and investment power with respect to the Ordinary Shares indicated as beneficially owned. Except as otherwise indicated below, based on the information provided to us by the selling shareholder, and to the best of our knowledge, the selling shareholder is not a broker-dealer or an affiliate of a broker-dealer.

	Ordinary Shares Beneficially Owned Before Offering		Maximum Number of Ordinary Shares Offered(1)	Ordinary Shares Beneficially Owned After Offering
	Number(1)	Percentage		Number(1)	Percentage
Selling Shareholder
Valor BrainsWay Holdings, LLC(2)	7,207,490	17.69%	7,207,490	—	—%

____________________

(*)	Assumes all ADSs representing Ordinary Shares being registered for resale hereunder are sold.

(1)	Number of Ordinary Shares includes Ordinary Shares represented by 3,603,745 ADSs. Each ADS represents two (2) Ordinary Shares.

(2)	Securities held by Valor BrainsWay Holdings, LLC (“Valor BrainsWay”) consist of (i) 2,103,745 ADSs, representing 4,207,490 Ordinary Shares, and (ii) 1,500,000 ADSs issuable upon exercise of the Warrant, representing 3,000,000 Ordinary Shares. Valor Management LLC serves as the manager of Valor BrainsWay, and Valor Funds Group LLC, is the managing member of Valor Management LLC. By virtue of their positions and relationships with the foregoing Valor entities as well as the Valor investment funds that hold interests in Valor BrainsWay, Jonathan Shulkin, a principal at Valor and an authorized officer of Valor BrainsWay, and Antonio Gracias, the managing member and majority owner of Valor Funds Group LLC and an authorized officer of Valor BrainsWay, may be deemed to share beneficial ownership over the shares held of record by Valor BrainsWay; however, each disclaims beneficial ownership of such shares and inclusion of such persons herein shall not be construed as an admission that such persons are the beneficial owner of the securities held by Valor BrainsWay. The address of Valor BrainsWay and for each of the persons and entities identified in this footnote is c/o Valor Equity Partners, 320 N Sangamon St Suite 1200, Chicago, IL 60607.

14

PLAN OF DISTRIBUTION

We are registering the Offered ADSs, which were previously acquired or are issuable upon exercise of the Warrant by the selling shareholder, to permit the selling shareholder and its transferees, pledgees, donees, assignees, transferees or other successors-in-interest that receive any of such Offered ADSs or Ordinary Shares after the date of this prospectus to resell or otherwise dispose of such Offered ADSs or Ordinary Shares in the manner contemplated in this section. We will not receive any of the proceeds from the sale of such Offered ADSs or Ordinary Shares in this offering. We will bear all other fees and expenses incurred in effecting the registration of the Offered ADSs and Ordinary Shares covered by this prospectus or in the filing of any amendments or supplements to the registration statement on Form F-3 or this prospectus and all other expenses incident to the registration of the Offered ADSs and Ordinary Shares. We are registering the Offered ADSs and Ordinary Shares currently held by the selling shareholder in order to permit the selling shareholder to offer such Offered ADSs and Ordinary Shares for resale from time to time.

The selling shareholder, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest who receive ADSs or Ordinary Shares after the date of this prospectus from the selling shareholder as a gift, pledge, distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the Offered ADSs or Ordinary Shares or interests in any such securities on any stock exchange, market or trading facility on which the Offered ADSs and Ordinary Shares, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling shareholder may use one or more of the following methods when disposing of the Offered ADSs and Ordinary Shares or interests therein:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	delivery of shares in settlement of short sales;

•	in transactions through broker-dealers that agree with the selling shareholder to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

15

•	one or more underwritten offerings on a firm commitment or best-efforts basis;

•	distributions or transfers to its members, partners or other equity interest holders;

•	a combination of any such methods of disposition; or

•	any other method permitted pursuant to applicable law.

The selling shareholder may also sell securities under Rule 144 under the Securities Act, or other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers, underwriters and other agents may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

The selling shareholder may from time to time pledge or grant a security interest in some or all of the Offered ADSs or Ordinary Shares owned by it and the pledgee or other secured party, transferee or other successor-in-interest may sell the Offered ADSs or Ordinary Shares from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, secured party, transferee or other successors-in-interest as selling shareholders under this prospectus. The selling shareholder also may transfer the Offered ADSs or Ordinary Shares in other circumstances in which case the transferees, pledgees, donees, assignees or other successors-in-interest may be the selling beneficial owners for purposes of this prospectus and may sell such Offered ADSs or Ordinary Shares from time to time under this prospectus after an amendment or supplement has been filed under Rule 424(b)(3) under, or another applicable provision of, the Securities Act, amending, if necessary, the list of selling shareholders to include the transferees, donees, pledgees, assignees or other successors-in-interest as selling shareholders under this prospectus.

Upon being notified in writing by the selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Offered ADSs or Ordinary Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act will be filed, disclosing (i) the name of such selling shareholder and of the participating broker-dealer(s), (ii) the number of Offered ADSs or Ordinary Shares involved, (iii) the price at which such Offered ADSs or Ordinary Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, if applicable, and (vi) other facts material to the transaction.

The selling shareholder may elect to make an in-kind distribution of ADSs or underlying Ordinary Shares to its members or other equity holders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members or other equity holders are not affiliates of ours, such members or other equity holders would thereby receive freely tradable ADSs pursuant to the distribution through a registration statement. The selling shareholder also may transfer the Offered ADSs or Ordinary Shares in other circumstances, in which case the transferees, pledgees, donees, assignees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the securities or interests therein, the selling shareholder may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers, other financial institutions and other third parties, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholder may also sell securities short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers or other third parties that in turn may sell these securities. The selling shareholder may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers, other financial institutions and other third parties or create one or more derivative securities which require the delivery to such broker-dealer, other financial institution and other third party of securities offered by this prospectus, which securities such broker-dealer, other financial institution or third party may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction if required), including in short sale transactions. Third parties may use securities pledged by the selling shareholder or borrowed from the selling shareholder or others to settle sales or to close out any related open borrowings of securities, and may use securities received from the selling shareholder in settlement of those derivatives to close out any related open borrowings of securities.

16

The selling shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. Any compensation paid to underwriters, broker-dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement and shall comply with the rules and requirements of the Financial Industry Regulatory Authority.

There can be no assurance that the selling shareholder will sell any or all of the Offered ADSs and Ordinary Shares registered pursuant to the registration statement of which this prospectus forms a part.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the securities for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of the securities by the selling shareholder or any other person. Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

The aggregate proceeds to the selling shareholder from the sale of Offered ADSs or Ordinary Shares offered by it will be the purchase price of such securities less discounts or commissions, if any. The selling shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase to be made directly or through agents. We will not receive any of the proceeds from this offering.

We have agreed to indemnify the selling shareholder, each person who controls the selling shareholder and its officers, directors, employees, stockholders, members, representatives and affiliates in certain circumstances against certain losses, claims, damages or liabilities to which they may become subject, including certain liabilities under the Securities Act.

17

LEGAL MATTERS

Certain legal matters with respect to the validity of the offered securities under Israeli law will be passed upon for us by S. Friedman, Abramson & Co. Certain legal matters with respect to U.S. federal securities law and New York law will be passed upon for us by Haynes and Boone, LLP, New York, New York. Additional legal matters may be passed upon for the selling shareholder, or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of BrainsWay Ltd. appearing in the registrant's Annual Report on Form 20-F for the year ended December 31, 2024, and the effectiveness of the registrant's internal control over financial reporting as of December 31, 2024 have been audited by Kost Forer Gabbay & Kasierer, a member of EY Global, independent registered public accounting firm, as set forth in their reports thereon, which are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus, please refer to the registration statement.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F by April 30 of each year. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

We also maintain a website (www.BrainsWay.com) from which you can access such reports and other information free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on our website is not incorporated into this prospectus and is not part of this prospectus.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

18

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and current reports and other information with the SEC. These filings contain important information which does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	the description of the ADSs and Ordinary Shares contained under “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, as filed with the SEC on April 11, 2019, as amended and supplemented by the description of the ADSs and our Ordinary Shares contained in Exhibit 2.3 to our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on April 21, 2025, including any subsequent amendment or any report filed for the purpose of updating such description;

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 21, 2025; and

•	our reports on Form 6-K furnished to the SEC on March 11, 2025.

In addition, (i) any reports on Form 6-K submitted to the SEC by the registrant pursuant to the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and (ii) all annual reports on Form 20-F we file after the effective date of the registration statement of which this prospectus forms a part and prior to the termination of this offering and any reports on Form 6-K we submit to the SEC after the effective date of the registration statement and prior to the termination of this offering or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to BrainsWay Ltd., 16 Hartum Street, RAD Tower, 14th Floor, Har HaHotzvim, Jerusalem, 9777516, Israel, (+972-2) 582-4030. You may also obtain information about us by visiting our website at www.BrainsWay.com. Information contained on our website is not incorporated into this prospectus and is not part of this prospectus.

19

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, the majority of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and the majority of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

•	the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•	the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

•	the judgments are not contrary to Israeli public policy, and the enforcement of the civil liabilities set forth in the judgment does not impair the security or sovereignty of the State of Israel;

•	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

•	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed BrainsWay USA, Inc. as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

20

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee.

SEC registration fees	$4,667.67
Legal fees and expenses	30,000.00
Accountants’ fees and expenses	7,500.00
Printing expenses	450.00
Miscellaneous	41,810.00
Total	$84,427.67

21

Up to 3,603,745 American Depositary Shares representing 7,207,490 Ordinary Shares

BRAINSWAY LTD.

The date of this prospectus is April 30, 2025.